Reaves Utility Income Fund 8-K

Exhibit 16.1

March 12, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Reaves Utility Income Fund’s Form 8-K dated March 12, 2024, and we agree with the statements made therein.

Yours truly,